Power of Attorney

The undersigned, each a trustee of Integrity Managed Portfolios, a Massachusetts business trust (the "Trust"), hereby constitutes and appoints Shannon Radke and Brent Wheeler (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the Trust, such Registration Statement and any such amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

[Signatures set forth on next page]

____________________________________________ May 7, 2012

Orlin W. Backes

Trustee

____________________________________________ May 7, 2012

R. James Maxson

Trustee

____________________________________________ May 7, 2012

Jerry M. Stai

Trustee

____________________________________________ May 7, 2012

Robert E. Walstad

Trustee and Chairman of the Board